UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2007

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2007, Triple Net Properties, LLC, or our Manager, entered into a Contract of Sale, or the Agreement, with G&I III Resource Square LLC, an unaffiliated third party, or the Seller, for the purchase of Four Resource Square, located in Mecklenburg County, North Carolina, or the Property, for a purchase price of $23,200,000. On February 15, 2007, our Manager executed an Assignment of Contract, or the Assignment, to assign its interest as the buyer in the Agreement to NNN VF Four Resource Square, LLC, our wholly-owned subsidiary. On February 20, 2007, NNN Four Resource Square, LLC, entered into a First Amendment to the Agreement with Seller, or Amendment No. 1 that materially amended the Agreement to (i) require NNN Four Resource Square, LLC to deposit an additional $250,000 into escrow; (ii) provide for the release of $1,000,000 in escrow to Seller, and (iii) establish the closing date for March 7, 2007.

The above descriptions of the Agreement, the Assignment, and Amendment No. 1 are qualified in their entirety by the terms of the Agreement, the Assignment, and Amendment No. 1, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, of this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Contract of Sale, dated as of, January 9, 2007, by and between G&I III Resource Square LLC, and Triple Net Properties, LLC.

10.2 Assignment of Contract dated February 15, 2007, by and between Triple Net Properties, LLC, as assignor and NNN VF Four Resource Square, LLC, as assignee.

10.3 First Amendment to Contact of Sale, dated as of February 20 2007, by and between G&I III Resource Square LLC, and NNN Four Resource Square, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

February 22, 2007	By:	/s/ Richard T. Hutton, Jr

Name: Richard T. Hutton, Jr
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Contract of Sale by and bewteen G&I III Resource Square, LLC, and Triple Net Properties, LLC, dated January 9, 2007.
10.2	Assignment of Contract by and between Triple Net Properties, LLC, and NNN VF Four Resource Square, LLC, dated February 15, 2007.
10.3	First Amendment to Contract of Sale by and between G&I III Resource Square, LLC, and Triple Net Properties, LLC, dated February 20, 2007.